UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

Terra Tech Corp.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54358
(Commission File Number)

26-3062661
 (IRS Employer Identification No.)

18101 Von Karman, Third Floor
Irvine, California 92612
 (Address of principal executive offices)(Zip Code)

(855) 447-6967
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2013, Terra Tech Corp., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company raised $825,000 in a private placement financing (the “Offering”). On March 22, 2013, after the satisfaction of certain closing conditions, the Offering closed and the Company issued to the Purchasers three 6% Senior Secured Convertible Debentures for a aggregate proceeds of $825,000. Each debenture accrues interest at a rate of 6% per annum and is convertible into shares of common stock of the Company, at any time at the election of the holder thereof, at a purchase prices equal to 62% of the lowest daily volume weighted average price (or the “VWAP”) of the Company’s common stock as quoted by Bloomberg L.P. for the ten (10) trading days immediately preceding the conversion date. The Company intends to use the net proceeds from this offering to advance the Company’s ability to execute its growth strategy and to aid in the commercial development of the Company’s wholly-owned subsidiary, GrowOp Technology Ltd., a Nevada corporation (“GrowOp Technology”).

In connection with the Offering, each of the Company and GrowOp Technology also entered into a General Security Agreement, dated March 22, 2013, with the Purchasers (the “Security Agreements”). Under each Security Agreement, the Company and GrowOp Technology granted security interests in all of their respective assets, rights, interests and after-acquired assets and properties as collateral for repayment of the principal and interest owed under the debentures. Additionally, the Company entered into Stock Pledge Agreement, dated March 22, 2013, with the Purchasers. Under the Stock Pledge Agreement, the Company pledged all the shares of common stock the Company holds of GrowOp Technology as collateral for repayment of the principal and interest owed under the debentures.

Aegis Capital Corp. (the “Placement Agent”) served as the placement agent of the Company for the Offering. In consideration for services rendered as the Placement Agent, the Company agreed to: (i) pay to the Placement Agent cash commissions equal to $66,000, or 8.0% of the gross proceeds received in the Offering, and (ii) issue to the Placement Agent, or its designee, a Warrant to purchase that number of shares of common stock of the Company equal to 5% of the aggregate number of shares of the Company’s common stock underlying the debentures sold in the offering, at an exercise price equal to the purchase price of the common stock underlying the debentures, for a term of 5 years (the “Agent Warrants”).

The foregoing descriptions of the Purchase Agreement, 6% Senior Secured Convertible Debenture, General Security Agreement, Stock Pledge Agreement and Agent Warrants do not purport to be complete and are qualified in their entireties by reference to the full text of the forms of Purchase Agreement, 6% Senior Secured Convertible Debenture, General Security Agreement and Stock Pledge Agreement, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

Pursuant to the Offering described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02, on March 22, 2013, the Company closed the Offering to certain “accredited investors” as such term is defined in Securities Exchange Commission Rule 501(a), promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(2) and Rule 506 of Regulation D, promulgated pursuant to the Securities Act and corresponding provisions of state securities laws.

The information set forth in Item 1.01 above regarding the Agent Warrants is hereby incorporated by reference into this Item 3.02 by reference. The Agent Warrants (including the shares of the Company’s common stock underlying the Agent Warrants) were offered and sold to the Placement Agent in reliance on the exemption from registration afforded by from registration afforded by Section 4(2) and Rule 506 of Regulation D, promulgated pursuant to the Securities Act and corresponding provisions of state securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of 6% Senior Secured Convertible Debenture
10.3	Form of General Security Agreement
10.4	Form of Stock Pledge Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terra Tech Corp.
(Registrant)

Date: March 26, 2013	By:	/s/ Derek Peterson
	Name:	Derek Peterson
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of 6% Senior Secured Convertible Debenture
10.3	Form of General Security Agreement
10.4	Form of Stock Pledge Agreement